Exhibit 4.5

SECOND AMENDMENT TO
RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT
THIS SECOND AMENDMENT TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT (this “Amendment”), is made and effective as of April 6, 2020 (the “Effective Date”), to amend that certain Right of First Refusal and Co-Sale Agreement, dated as of April 30, 2018, as amended by that First Amendment to Right of First Refusal and Co-Sale Agreement, dated as of May 20, 2019 (together, the “ROFR Agreement”), by and among Inhibrx, Inc., a Delaware corporation formerly known as Tenium Therapeutics, Inc. (the “Company”), the Investors and Common Holders party thereto. Capitalized terms used but not defined herein shall have the meanings given to them in the ROFR Agreement.
WHEREAS, the Company, certain of the Investors and Common Holders (the “Existing Parties”) are parties to the ROFR Agreement, which remains in full force and effect;
WHEREAS, the Company previously entered into that certain Note Purchase Agreement (the “2019 Viking Note Purchase Agreement”) and Convertible Promissory Note (the “2019 Viking Convertible Note,” and, together with the Viking Note Purchase Agreement, the “2019 Viking Note Agreements”), each dated as of May 20, 2019, by and between the Company and DRAGSA 50 LLC (“Viking”);
WHEREAS, the Company desires to enter into an additional Note Purchase Agreement (the “2020 Note Purchase Agreement”) and Convertible Promissory Notes (the “2020 Convertible Notes,” and, together with the 2020 Note Purchase Agreement, the “2020 Note Agreements”), each dated as of the date hereof, by and among the Company, Viking, and certain other holders named therein;
WHEREAS, the 2019 Viking Convertible Note and the 2020 Convertible Notes shall be collectively referred to herein as the “Convertible Notes,” the 2019 Viking Note Purchase Agreement and the 2020 Note Purchase Agreement shall be collectively referred to herein as the “Note Purchase Agreements,” and the 2019 Viking Note Agreements and the 2020 Note Agreements shall be collectively referred to herein as the “Note Agreements”); and
WHEREAS, in order to induce Viking and the other holders to enter into the 2020 Note Agreements, the Company and Existing Parties hereby agree to further amend the ROFR Agreement as set forth in this Amendment.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the ROFR Agreement is hereby amended as follows:
1.    Amendment to Section 1.3. Section 1.3 of the ROFR Agreement is hereby deleted in its entirety and replaced with the following:
“‘Capital Stock’ means (a) shares of Common Stock, Series Mezzanine 1 Preferred Stock (whether now outstanding or hereafter issued in any context) and Series Mezzanine 2 Preferred Stock (whether now outstanding or hereafter issued in any context) (collectively, the “Preferred Stock”), (b) shares of Common Stock issued or issuable upon conversion of Preferred Stock, and (c) shares of Common Stock issued or issuable upon exercise or conversion, as applicable, of stock options, warrants or other convertible securities of the Company (including the Convertible Notes), in each case now owned or subsequently acquired by any Key Holder, any Investor, or their respective successors or permitted transferees or assigns. For purposes of the number of shares of Capital Stock held by an Investor or Key Holder (or any other calculation based thereon), all shares of Preferred Stock shall be deemed to have been converted into Common Stock at the then‑applicable conversion ratio.”
2.    Amendment to Section 1 to Add Definitions. Section 1 of the ROFR Agreement is hereby amended to add the following definitions in alphabetical order:
“‘Pro rata,’ including the phrases ‘pro rata portion’ and ‘pro rata basis,’ as such terms are used in Sections 1.18 and 2.2(a), respectively, means the proportion that the Capital Stock then held by the applicable Investor bears to the total Capital Stock of all applicable Investors. For purposes of calculating the pro rata portion or pro rata basis with respect to the Convertible Notes: (i) at any time prior to the conversion of the Convertible Notes, such pro rata portion or pro rata basis with respect thereto shall be calculated assuming that the holders thereof are permitted to convert the outstanding principal and accrued but unpaid interest of suchConvertible Notes pursuant to a Maturity Date Conversion (as defined therein) as of the date of such calculation; and (ii) at any time after conversion of the Convertible Notes, such pro rata portion or pro rata basis shall be calculated based on the actual number of shares of Capital Stock issued upon conversion of the Convertible Notes.”
“‘Convertible Notes’ means the 2019 Viking Convertible Note and the 2020 Convertible Notes.
“‘Note Purchase Agreements’ means the 2019 Viking Note Purchase Agreement and the 2020 Note Purchase Agreement.
“‘Viking’ means DRAGSA 50 LLC.”
“‘2019 Viking Note Purchase Agreement’ means the Note Purchase Agreement dated as of May 20, 2019, by and between the Company and Viking.”
“‘2019 Viking Convertible Note’ means the Convertible Promissory Note dated as of May 20, 2019, by and between the Company and Viking, issued pursuant to the 2019 Viking Note Purchase Agreement.”
“‘2020 Convertible Notes’ means the Convertible Notes dated as of April 6, 2020, by and between the Company and each of Viking and other certain investors, issued pursuant to the 2020 Note Purchase Agreement.
“‘2020 Note Purchase Agreement’ means the Note Purchase Agreement dated as of April 6, 2020, by and among the Company, Viking, and certain other holders named therein.
3.    Amendment to Section 7.11. Section 7.11 of the ROFR Agreement is hereby deleted in its entirety and replaced with the following:
“7.11    Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of the Company’s Preferred Stock after the date hereof, any purchaser of such shares of Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and thereafter shall be deemed an ‘Investor’ for all purposes hereunder. Notwithstanding the foregoing, each of the holders of the Convertible Notes may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and thereafter shall be deemed an ‘Investor’ for all purposes hereunder.”
4.    Amendment to Schedule A. Schedule A of the ROFR Agreement is hereby amended to add the following additional Investors:

Name	Shares
DRAGSA 50 LLC	2019 Viking Convertible Note & 2020 Convertible Note
The Other Holders Named in the 2020 Note Purchase Agreement and 2020 Convertible Notes	Other Respective 2020 Convertible Notes
5.    Party to ROFR Agreement. Upon execution of this Amendment, Viking shall become a party to and be bound by the terms and conditions of the ROFR Agreement, as amended by this Amendment.
6.    Governing Law. This Amendment shall be governed by and interpreted and enforced in accordance with the laws of the State of California, U.S.A., applicable to contracts wholly made and performed therein by domiciliaries thereof.

7.    Miscellaneous. This Amendment constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes all prior or contemporaneous agreements or representations, written or oral, concerning the subject matter of this Amendment. This Amendment shall be integrated in and form part of the ROFR Agreement effective as of the Effective Date. Except for the foregoing modifications, the ROFR Agreement is hereby ratified and confirmed in accordance with its original terms. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

INHIBRX, INC.

By:	/s/ Mark Lappe
Name:	Mark Lappe
Title:	Chief Executive Officer

Signature Page to Second Amendment to ROFR Agreement

KEY HOLDERS:

MARK LAPPE ROTH IRA

/s/ Mark Lappe
Mark Lappe

LAPPE FAMILY TRUST

By:	/s/ Mark Lappe
Mark Lappe, Trustee

ECKELMAN LIVING TRUST DATED FEBRUARY 5, 2014

By:	/s/ Brendan P. Eckelman
Brendan P. Eckelman, Trustee

DOUGLAS G. FORSYTH AND ROSANNA FORSYTH AS CO-TRUSTEES OF THE FORSYTH FAMILY TRUST DATED JULY 20, 2001

By:	/s/ Douglas Forsyth
Douglas Forsyth, Trustee

THE JON F. KAYYEM AND PAIGE GATES-KAYYEM FAMILY TRUST

By:	/s/ Jon Kayyem
Jon Kayyem, Trustee

/s/ Quinn Deveraus
Quinn Deveraux

[Signature page to Second Amendment to Right of First Refusal and Co-Sale Agreement]

INVESTORS:

LAV SUMMIT LIMITED

/s/ Yu Luo
Yu Luo
Authorized Signatory

RA CAPITAL HEALTHCARE FUND, L.P.
By: RA Capital Healthcare Fund GP, LLC, its general partner

By:	/s/ Peter Kolchinsky
Name:	Peter Kolchinsky
Title:	Manager

BLACKWELL PARTNERS LLC – SERIES A
By: RA Capital Healthcare Fund GP, LLC, its general partner

By:	/s/ Peter Kolchinsky
Name:	Peter Kolchinsky
Title:	Authorized Signatory

DRAGSA 50 LLC

By: Viking Global Investors LP, its Non-Member Manager

By:	/s/ Matthew Bloom
Name:	Matthew Bloom
Title:	Associate General Counsel

[Signature page to Second Amendment to Right of First Refusal and Co-Sale Agreement]

INVESTORS:

ArrowMark Fundamental Opportunity Fund, L.P.

By: its General Partner ArrowMark Partners GP, LLC

By:	/s/ David Corkins
Name: David Corkins
Title: Managing Member

THB Iron Rose LLC
By: its Investment Adviser ArrowMark Colorado Holdings, LLC

By:	/s/ David Corkins
Name: David Corkins
Title: Managing Member

Iron Horse Investments LLC
By: its Investment Adviser ArrowMark Colorado Holdings, LLC

By:	/s/ David Corkins
Name: David Corkins
Title: Managing Member

ArrowMark Life Science Fund, LP
By: its General Partner AMP Life Science GP, LLC

By:	/s/ David Corkins
Name: David Corkins
Title: Managing Member

[Signature page to Second Amendment to Right of First Refusal and Co-Sale Agreement]